UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2022

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Jabil Inc. was held on January 20, 2022. Set forth below are the voting results for the three proposals presented for stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

1.

The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHELD	NON-VOTE
Anousheh Ansari	119,810,725	328,370	11,952,903
Martha F. Brooks	118,653,477	1,485,618	11,952,903
Christopher S. Holland	119,822,132	316,963	11,952,903
Mark T. Mondello	115,613,015	4,526,080	11,952,903
John C. Plant	98,860,586	21,278,509	11,952,903
Steven A. Raymund	112,467,460	7,671,635	11,952,903
Thomas A. Sansone	117,477,605	2,661,490	11,952,903
David M. Stout	118,272,057	1,867,038	11,952,903
Kathleen A. Walters	119,372,817	766,278	11,952,903

2.	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2022.

FOR	AGAINST	ABSTAIN	NON-VOTE
129,990,399	823,377	1,278,222	—

3.	A proposal to approve (on an advisory basis) the Company’s executive compensation.

FOR	AGAINST	ABSTAIN	NON-VOTE
118,327,743	1,673,924	137,428	11,952,903

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.
(Registrant)

January 25, 2022	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Deputy General Counsel & Corporate Secretary